Calculation of Filing Fee Tables
S-8
Cerebras Systems Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.00001 per share ("Class A Common Stock"), Registrant's 2016 Incentive Award Plan (the "2016 Incentive Plan")	Other	6,808,018	$ 185.00	$ 1,259,483,330.00	0.0001381	$ 173,934.65
Total Offering Amounts:						$ 1,259,483,330.00		$ 173,934.65
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 173,934.65
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Class A common stock, par value $0.00001 per share (the "Class A Common Stock") that become issuable under the 2016 Incentive Plan, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A Common Stock. (b) Represents an aggregate of 6,808,018 shares of Class A common stock issuable to the Selling Stockholders upon the conversion of shares of Class B common stock, par value $0.00001 per share ("Class B common stock"), of the Registrant, held by such Selling Stockholders, of which (i) 1,319,861 shares of Class B common stock are issuable to the Selling Stockholders pursuant to the settlement of restricted stock units ("RSUs") held by such Selling Stockholders and (ii) 5,488,157 shares of Class B common stock have been issued to such Selling Stockholders pursuant to the settlement of RSUs and/or exercise of options, in each case, acquired by the Selling Stockholders under the 2016 Plan. (c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A Common Stock of $185.00 per share, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-295145), as amended, that was declared effective on May 13, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources